UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2024

BIOAFFINITY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41463	46-5211056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

22211 W Interstate 10

Suite 1206

San Antonio, Texas 78257

(210) 698-5334

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.007 per share	BIAF	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase Common Stock	BIAFW	The Nasdaq Stock Market LLC

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Incentive Bonus Plan

On January 26, 2024, the Compensation Committee of Bioaffinity Technologies, Inc. (the “Company”) adopted the Bioaffinity Technologies, Inc. Management Incentive Bonus Plan (the “Plan”). The purpose of the Plan is to align officers’ and other employees’ efforts with the strategic goals of the Company through competitive annual incentive opportunities. The Plan will be administered by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee will have the power to grant awards under the Plan, determine the amount of cash and/or equity to be paid pursuant to each award and the terms and conditions of each award. Awards may provide for payment in installments, or upon the satisfaction of qualitative performance standards or quantitative performance standards, on an individual, divisional or Company-wide basis, as determined by the Compensation Committee. Equity awards will be issued in accordance with, and pursuant to, the Company’s Amended and Restated 2014 Equity Incentive Plan, as amended and/or any other equity-related incentive plan maintained by the Company.

Each participant in the Plan will be entitled to receive payment of the award for a Plan year only after certification by the Compensation Committee that the targets associated with such award have been satisfied. Final payments with respect to awards will vary based on the level of achievement measured against the pre-determined performance measures. Except as may be approved by the Compensation Committee, each participant must be employed full-time on the date of payment, and not under a notice of termination, to receive the amount earned under the award. Except as otherwise provided by the Compensation Committee, awards will be paid on or before March 15th following the end of the Plan year in which payment under the award is earned. The Compensation Committee will have the discretion to reduce or eliminate the amount otherwise payable to a participant if it determines that such a reduction or elimination is in the best interests of the Company.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Executive Compensation

On January 26, 2024, the Compensation Committee approved discretionary bonuses for each of Maria Zannes, Vivienne Rebel, Michael Dougherty, Timothy Zannes, Xavier Reveles and Steven Girgenti for calendar year 2023 of $75,000, $100,000, $100,000, $21,000, $52,500 and $37,500, respectively to be paid 50% in cash and 50% in shares of restricted stock. The bonuses shall be paid out on or before January 31, 2024. The number of shares of restricted stock to be issued shall be determined by dividing the cash value of 50% of each executive’s bonus by the closing price of the Company’s common stock on January 31, 2024.

In addition, the Compensation Committee approved an amendment (the “Amendment”) to Mr. Dougherty’s offer letter to amend the terms of a restricted stock award previously granted to Mr. Dougherty pursuant to his offer letter (the “Prior Restricted Stock Award”). The Amendment provides that upon a Change in Control (as defined in the Company’s Amended and Restated 2014 Equity Incentive Plan, as amended), any outstanding and unvested portion of the Prior Restricted Stock Award shall vest in full immediately prior to such Change in Control. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Bioaffinity Technologies, Inc. Management Incentive Bonus Plan
10.2	Amendment to Michael Dougherty Offer Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOAFFINITY TECHNOLOGIES, INC.

By:	/s/ Maria Zannes
Maria Zannes
President and Chief Executive Officer

Dated: January 31, 2024